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                                                                 EXHIBIT 10.10.1

                             TITAN RESOURCES, L.P.

                             DESIGNATION AGREEMENT


       THIS DESIGNATION AGREEMENT (this "Agreement"), dated as of December 11, 1995, is made by and between Titan Resources, L.P., a Texas limited partnership (the "Partnership"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (along with its permitted successors and assigns, "JEDI").


                             W I T N E S S E T H :

       WHEREAS, concurrently with the execution of this Agreement, the Partnership, Titan Resources I, Inc., a Texas corporation (the "General Partner") and JEDI have entered into that certain Stock and Unit Purchase Agreement pursuant to which JEDI shall acquire limited partnership units of the Partnership; and

       WHEREAS, Section 3.2 of the Agreement of Limited Partnership dated as of March 31, 1995, as amended, of the Partnership (the "Partnership Agreement") provides that the Partnership may enter into separate agreements to set forth the respective rights of additional Units issued by the Partnership to a Limited Partner; and

       WHEREAS, the parties hereto desire to enter into this Agreement in order to designate certain rights and privileges that pertain to the Units that JEDI has acquired in the Partnership;

       NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, in the Stock and Unit Purchase Agreement and in the Partnership Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Partnership Agreement.

       2. Additional Definitions. The following additional terms used herein shall be defined as follows:

              "Enron Group" shall mean JEDI and its affiliates to which a Permitted Transfer is made.

              "Permitted Transfer" shall mean a transfer of the Partnership interest of JEDI to any person that is an affiliate of JEDI; provided, however, that for the purpose of this Agreement, (i) a person shall be an "affiliate" of JEDI only in the event that such person directly or indirectly controls or manages, is controlled or managed by or is under common control or management with JEDI. As used in the preceding sentence, control
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       includes the control of the management and policies of another person, whether through the ownership of voting securities, partnership interests, by contract or otherwise; and without limiting the foregoing, it shall be deemed that the ownership of more than 50% of the voting securities, partnership interests or percentage interest of another person shall be deemed to meet such control test.

              "Transfer" or "transfer" shall mean the sale, transfer, assignment, hypothecation, or other disposition, encumbrance or alienation of any interest in the Partnership (including Units), or any right or interest therein.

       3.     Special Preemptive Rights.

       (a) Notwithstanding any contrary provision of the Partnership Agreement, JEDI shall have preemptive rights to acquire any (i) additional Units, (ii) classes or series thereof, (iii) options, rights, warrants or appreciation rights relating thereto, (iv) any other type of equity security that the Partnership may lawfully issue, (v) any debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), to be issued for cash such that JEDI may retain its Sharing Ratio equal to that existing at the time immediately prior to the issuance of such Partnership Securities; provided, however, that JEDI shall not have preemptive rights to acquire any Partnership Securities issued for cash relating to employees of the Partnership or employees of the General Partner engaged primarily in the business and affairs of the Partnership pursuant to the incentive option plan adopted by the Partnership on March 31, 1995.

       (b) The Partnership shall provide JEDI with notice prior to the time that the Partnership proposes to issue additional Partnership Securities for cash consideration, which notice shall contain the terms pursuant to which the Partnership proposes to issue such additional Partnership Securities. Within ten (10) days of its receipt of such notice, JEDI shall inform the Partnership whether it will waive its preemptive rights to acquire such Partnership Securities or exercise its right to acquire such additional Partnership Securities on the same terms as set forth in the Partnership's notice. Any failure of JEDI to respond to the Partnership's notice within the required time period shall be deemed to be a waiver of its preemptive rights to acquire the Partnership Securities described in such notice.

       4. Special Rights of JEDI to Transfer Units. Notwithstanding any contrary provision of the Partnership Agreement, JEDI may transfer its interest in the Partnership as follows:

       (a) JEDI shall have the right to transfer all or any portion of its interest in the Partnership pursuant to a Permitted Transfer without complying with the other provisions of this Section 4; provided, however, that (i) any such transferee of the Partnership interest of JEDI may not become a substituted Limited Partner unless such transferee shall comply with the provisions of Section 5 of this Agreement, and (ii) the Enron Group shall designate one person that shall receive notices and other communications from the Partnership and communicate with the Partnership regarding the Partnership's affairs.




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       (b)    No person may make more than two transfers of its Partnership interest pursuant to this Section 4, other than Permitted Transfers. Any transferee of any portion of JEDI's Partnership interest pursuant to this
Section 4, other than a member of the Enron Group, may not transfer any portion of its Partnership Interest pursuant to this Section 4 unless such transfer is for all of its Partnership interest.

       (c) In the event that JEDI desires to transfer all or any portion of its interest in the Partnership other than pursuant to a Permitted Transfer, JEDI shall comply with the terms contained in the remainder of this Section 4. Unless JEDI shall have received an "Unsolicited Offer" from an unrelated third party (as defined in Section 4(f)) and thereby elect to proceed in accordance with Section 4(f), JEDI shall first offer to sell the interest in the Partnership sought to be transferred to the Partnership (the "Offer to Sell") in accordance with the terms of this Section 4(c). The Offer to Sell to the Partnership shall be in writing and shall set forth the Partnership interest of
JEDI proposed to be transferred (the "Subject Interest").   For 30 days (or
such longer period that JEDI in its sole discretion may grant to the Partnership) from the date of the Offer to Sell (the "Expiration Date"), JEDI shall provide the Partnership with the exclusive right to negotiate a mutually acceptable agreement (a "Negotiated Agreement") pursuant to which the Partnership shall purchase, and JEDI shall sell, the Subject Interest proposed to be transferred. In the event that JEDI and the Partnership shall reach a Negotiated Agreement with respect to the purchase of the Subject Interest prior to the Expiration Date, then the Partnership and JEDI shall be obligated to proceed with a sale and purchase of such Subject Interest for the consideration and upon the other terms provided in the Negotiated Agreement in accordance with Section 4(g).

       (d) In the event that JEDI and the Partnership are unable to reach a Negotiated Agreement prior to the Expiration Date, the Partnership shall certify in writing to JEDI within three days subsequent to the Expiration Date the best offer made by the Partnership to JEDI prior to the Expiration Date (the "Benchmark Offer"). The Partnership shall not have any obligation to make a Benchmark Offer, but if it shall not do so, JEDI may proceed to transfer the Subject Interest pursuant to Section 4(e) without offering the Subject Interest to the Partnership on the same terms as the Benchmark Offer. The Benchmark Offer made to JEDI by the Partnership may be accepted by JEDI at any time within 90 days after the Expiration Date; provided that the terms of such Benchmark Offer shall be subject to downward adjustment in the event that JEDI shall receive a "Bona-Fide Offer" (as such term is defined in Section 4(e)) that is less than the Benchmark Offer. Subsequent to the Expiration Date, JEDI shall have an unrestricted right to seek a third party purchaser of the Subject Interest pursuant to a Bona-Fide Offer, and the Partnership shall use its reasonable best efforts to facilitate the effort of JEDI to sell such Subject Interest; provided that in using such reasonable best efforts, the Partnership shall not be required to take any action which in the opinion of counsel to the Partnership would (i) cause the Partnership to breach any material agreement to which the Partnership is a party, (ii) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, or
(iii) cause the Partnership to incur any material liability. In addition, JEDI shall have the obligation to reimburse all reasonable out-of-pocket expenses incurred by the Partnership in taking such action within 30 days of the Partnership's presentation of its statement for such





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expenses to JEDI.  Notwithstanding the preceding provisions of this Section
4(c), the Partnership shall have no obligation to facilitate the effort of JEDI to sell the Subject Interest more frequently than twice every three years regardless of the number of times that JEDI shall initiate an Offer to Sell pursuant to Section 4(c); provided, however, that notwithstanding such limitations, the Partnership shall with respect to additional attempts to sell by JEDI provide any information reasonably requested by JEDI and cooperate with the reasonable requests of JEDI to the extent such cooperation does not require an undue time commitment from the Partnership.

       (e) If, within 90 days of the expiration of the Expiration Date, JEDI shall receive a bona-fide written offer from an unrelated third party to purchase for cash the Subject Interest (a "Bona-Fide Offer"), and JEDI desires to accept such Bona-Fide Offer, JEDI shall, as a condition precedent to its right to do so, by notice in writing, inform the Partnership of the receipt of such Bona-Fide Offer, the identity of the party that made such Bona-Fide Offer, the offered price for the Subject Interest and all other terms and conditions of such Bona-Fide Offer. In the event that the Bona-Fide Offer is in excess of the Benchmark Offer or in the event that the Partnership did not make a Benchmark Offer, JEDI shall have the right to accept such Bona-Fide Offer or to elect to retain its Subject Interest without any obligation to offer to transfer the Subject Interest to the Partnership upon substantially the same terms as the Bona-Fide Offer; provided, however, that in the event that JEDI does not consummate the transfer of the Subject Interest within 90 days from the date of the Bona-Fide Offer, JEDI shall be required to comply with the provisions of this Section 4 prior to any transfer of the Subject Interest. In the event that such Bona-Fide Offer is less than the Benchmark Offer, then JEDI shall have the option, in its sole discretion, to (i) cause the Partnership to purchase the Subject Interest on the same terms and conditions described in the Bona-Fide Offer (provided that the Partnership shall consummate such purchase of the Subject Interest on such date that is the later of (1) 30 days subsequent to the Partnership's receipt of notice from JEDI as to the existence of the Bona-Fide Offer, (2) 30 days subsequent to the Partnership's receipt of JEDI's election to transfer the Subject Interest pursuant to this Section 4(e) or (3) such longer period as contained in the Bona-Fide Offer) or (ii) elect to retain the Subject Interest.

       (f) In the event that JEDI shall receive a bona fide written offer from an unrelated third party to purchase all or any part of its interest in the Partnership and such offer arose other than pursuant to a solicitation by JEDI after an Offer to sell, arose subsequent to the 90 day period after the Expiration Date or is for consideration other than cash (an "Unsolicited Offer"), and JEDI desires to accept such Unsolicited Offer, JEDI shall, as a condition precedent to its right to do so, by notice in writing ("Unsolicited Notice"), inform the Partnership of the receipt of such Unsolicited Offer, the identity of the party that made such Unsolicited Offer, the Subject Interest subject to the Unsolicited Offer, the offered price for such Subject Interest (including the value that JEDI in good faith places on any consideration other than cash, the manner that JEDI used to obtain such value and any information that JEDI has utilized to determine such value) and all other terms and conditions of such Unsolicited Offer. Within ten (10) business days after the Partnership's receipt of the Unsolicited Notice, the Partnership shall notify JEDI in writing of the Partnership's election to purchase the Subject Interest that JEDI proposes to sell pursuant to the Unsolicited Offer. If the Partnership makes such election, the Partnership shall purchase





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the Subject Interest on the same terms and conditions described in the
Unsolicited Offer (or for the equivalent cash amount set forth in the Unsolicited Notice with respect to any portion of the Unsolicited Offer that is not for cash); provided that the Partnership shall consummate such purchase of the Subject Interest within 30 days of the Partnership's receipt of the Unsolicited Notice or such longer period as contained in the Unsolicited Offer. If JEDI does not receive the Partnership's notice of such election within the above-described time period, or, if the Partnership notifies JEDI in writing that the Partnership will not make such election, JEDI shall have the right to accept the Unsolicited Offer or to elect to retain the Subject Interest without any obligation to offer to transfer the subject interest upon substantially the same terms as the Unsolicited Offer. If JEDI does not accept the Unsolicited Offer and retains the Subject Interest, JEDI shall be required to comply with the provisions of this Section 4 prior to any transfer of the Subject Interest.

       (g) The consummation of the sale provided in a Negotiated Agreement pursuant to Section 4(c), pursuant to the consummation of a Bona-Fide Offer pursuant to Section 4(e) or pursuant to the exercise of the right of first refusal in Section 4(f) (the "Closing") shall occur within the 30 day period next following the Expiration Date or such longer period of time as provided in
Section 4(e) or Section 4(f), as applicable. At the time of Closing, the Partnership shall deliver the consideration as required pursuant to the Negotiated Agreement, the Bona-Fide Offer or the Unsolicited Offer, as applicable, and JEDI shall deliver or cause to be delivered to the Partnership, against receipt of such consideration, such assignments and other instruments of conveyance, warranty of title, transfer, and assignment of the Subject Interest to be conveyed hereunder, as shall be effective to vest in the Partnership good title and interest in and to such interest in the Partnership, free and clear of any and all liens, encumbrances, conditions, assessments, and restrictions. Subsequent to such Closing, JEDI from time to time at the request of the Partnership and without further consideration, shall do, execute, acknowledge, and deliver, or shall cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, acquittance, transfers, conveyances, powers of attorney, and assurances as the Partnership may reasonably require more fully to convey, assign, transfer, or confirm the Partnership interest so conveyed to the Partnership.

       5. Substitution of Transferee of JEDI. Notwithstanding any provision to the contrary contained in the Partnership Agreement, any transferee of any portion of the Partnership interest of JEDI may become a substituted Partner if, and only if, such transferee shall comply with the following provisions:

       (a)    No transfer of any Partnership interest shall be made by JEDI,
(i) unless in the opinion of counsel to the Partnership, such transfer would not cause the termination of the Partnership for federal income tax purposes under section 708 of the Internal Revenue Code, (ii) unless waived by the General Partner an opinion is rendered to the Partnership by counsel reasonably satisfactory to the Partnership, to the effect that such transfer may be effected without registration under the Securities Act of 1933, as amended, and would not result in the violation of any applicable state securities laws, and
(iii) unless waived in writing by the General Partner,





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if the proposed transfer would result in a person that is not a citizen of the
United States having a direct interest in such Partnership interest.

       (b) No transfer of a Partnership interest shall be made by JEDI if such transfer would cause, as reasonably determined by the General Partner (i) the Partnership to incur a material liability under the tax laws of any applicable federal, state, local, or foreign jurisdiction, or (ii) the Partnership to be in violation of any applicable laws.

       (c) The Partnership shall not be required to recognize any transfer of a Partnership interest until the instrument conveying such Partnership interest has been delivered to the General Partner for recordation on the books of the Partnership.

       (d) The transferor shall notify the General Partner of any transfer of a Partnership interest and provide the General Partner with such information regarding the transferee and such transfer (including the name, address, and taxpayer identification number of the transferor and transferee and the date of the transfer) as is required under section 6050K of the Internal Revenue Code (if the transfer of a Partnership interest is a sale or exchange described in section 751(a) of the Internal Revenue Code) and section 6112 of the Internal Revenue Code (relating to tax shelter investor lists) and Treasury Regulations promulgated thereunder by the Internal Revenue Service in the manner and at the time prescribed by law.

       (e) A transfer of Partnership interest by JEDI in violation of any provision contained in this Agreement shall be void and ineffectual and shall not bind the Partnership or any other Partner. The transferee of JEDI's Partnership interest shall pay all costs and expenses incurred by the Partnership in connection with such transfer. In the discretion of the General Partner, such costs and expenses may be collected out of revenues otherwise allocable to such transferee under this Agreement.

       (f)    JEDI gives the transferee such right.

       (g) The transferee pays to the Partnership all costs and expenses incurred in connection with such substitution, which costs and expenses, in the discretion of the General Partner, may be collected out of revenues otherwise allocable to such substituted Partner under this Agreement.

       (h) The transferee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as the General Partner may reasonably determine in its sole discretion is necessary or desirable to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement.

       (i) The consent of the Limited Partners shall not be required for admission to the Partnership of a substituted Partner for the Partnership interest of JEDI. The Partnership and the General Partner shall be entitled to treat the record owner of any Limited Partner's Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as a written





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assignment of such Limited Partner's Partnership interest has been received and accepted by the General Partner and recorded on the books of the Partnership.
In no event shall any Limited Partner's Partnership interest, or any portion thereof, be transferred to a minor or incompetent or any other person not legally qualified to become an Limited Partner hereunder, and any such attempted transfer shall be void and ineffectual and shall not bind the Partnership or the General Partner. The effective date of any transfer of Limited Partner's Partnership interest shall be the date on which all of the prerequisites to the transfer specified in this Section 5 have been met. In the case of a transfer, where the transferee does not become a substituted Limited Partner, the Partnership shall recognize such transfer not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

       6.     Miscellaneous.

       (a) Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (a) personal delivery, (b) United States mail, (c) expedited delivery service with proof of delivery, or (d) via facsimile with confirmation of delivery, addressed to the respective addressee(s) at the address set forth in the books and records of the Partnership. Any party may change its address by giving notice in writing to the other party of its new address.

       (b) Amendment. This Agreement may be changed, modified or amended only by an instrument in writing agreed upon by the parties hereto.

       (c) Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

       (d) No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

       (e) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas.

       (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

       (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.





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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                     TITAN RESOURCES, L.P.

                                     By: Titan Resources I, Inc., its general
                                         partner



                                     By:  /s/ JACK D. HIGHTOWER
                                        ----------------------------------------
                                          Jack D. Hightower, President


                                     JOINT ENERGY DEVELOPMENT INVESTMENTS
                                     LIMITED PARTNERSHIP

                                     By: Enron Capital Management Limited
                                         Partnership, its general partner

                                     By: Enron Capital Corp., its general
                                         partner



                                     By: /s/ WYNNE SNOOTS, JR.
                                        ----------------------------------------